Exhibit 99.1

               Semtech Announces First Quarter Results

    CAMARILLO, Calif.--(BUSINESS WIRE)--May 31, 2005--Semtech Corporation (NASDAQ:SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today announced financial results for its first quarter of fiscal year 2006 that ended May 1, 2005.
    Net sales for the first quarter of fiscal year 2006 were $56.2 million, down 4 percent sequentially from the fourth quarter and down 9 percent from the prior year first quarter. Net income for the first quarter was $10.8 million or 14 cents per diluted share, compared to net income of $14.8 million or 19 cents per diluted share in the prior year period. Semtech generated $13.4 million of operating cash flow and spent $8.7 million on stock buybacks in the first quarter of fiscal year 2006.
    New orders in the first quarter of fiscal year 2006 were up 3 percent from the fourth quarter, but were less than shipments in the period. Orders for the Company's Protection and SETS product lines reached record levels in the first quarter. Order levels in certain areas of power management were impacted by lower average selling prices. New proprietary product introductions are forecasted to drive future order growth and margin expansion. The Networking and Industrial Power Management product line experienced record orders in the first quarter and continued strong new product introductions. The Company is also seeing diversity into broader end-markets, such as high-end consumer products.
    Customers continue to order and request shipments with very short lead-times and are avoiding building buffer inventory levels. Shipments by Semtech distributors to end-customers within Asia were at a record level in first quarter, indicating a continued decline in channel inventories. As the end-markets improve, demand should reflect the lower inventories and improving market conditions.
    The Company introduced 23 new products in the first quarter of fiscal year 2006. Nine of the new products were in the area of Portable Power Management and 8 were out of the Protection Products group. The rate of new product introductions is up dramatically over the prior year period, due in part to improved product definition and design processes implemented last year.

    Second Quarter Outlook

    Semtech estimates that net sales for the second quarter that ends July 31, 2005 will be approximately flat with the first quarter that ended May 1, 2005. Turns orders (orders received and shipped in the same quarter) of approximately 48 percent are required to achieve this forecast. Earnings in the second quarter are forecasted to be 14 cents per diluted share.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Safe Harbor Provision

    Statements contained in this release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including projections and forecasts for revenue and gross margin, involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic and political conditions, the timing and duration of semiconductor market upturns or downturns, demand for cellular phones, personal computers and automated test equipment, demand for semiconductor devices in general, demand for the Company's products in particular, competitors' actions, supply from key third-party silicon wafer foundries and assembly contractors, manufacturing costs and yields, relations with strategic customers, and risks associated with the businesses of major customers. Other factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company's prospects in general are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

                          SEMTECH CORPORATION
                   CONSOLIDATED STATEMENTS OF INCOME
            (Table in thousands - except per share amounts)


                                                 Three Months Ended
                                                  May 1,     April 25,
                                                   2005        2004
                                               (Unaudited) (Unaudited)

Net sales                                         $56,174     $61,893
Cost of sales                                      24,502      25,111
Gross profit                                       31,672      36,782

Operating costs and expenses:
Selling, general and administrative                11,108      10,341
Product development and engineering                 8,633       7,907

Total operating costs and expenses                 19,741      18,248

Operating income                                   11,931      18,534

Interest and other income (expense), net            1,935         894

Income before taxes                                13,866      19,428
Provision for taxes                                 3,018       4,663

Net income                                        $10,848     $14,765
                                          ================ ===========

Earnings per share:
Basic                                               $0.15       $0.20
Diluted                                             $0.14       $0.19

Weighted average number of shares:
Basic                                              73,845      74,226
Diluted                                            76,708      78,819

Notes regarding Consolidated Statements of Income:
1.) In the three month period ended May 1, 2005, $18,000 of previously written-off inventory was sold. In the three month period ended April 25, 2004, $297,000 of previously written-off inventory was sold.

                          SEMTECH CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                                   May 1,    January
                                                    2005     30, 2005
                                                 (Unaudited)

Assets

Current assets:
Cash and cash equivalents                           $80,961   $82,154
Temporary investments                               126,458   108,167
Receivables, less allowances                         23,714    22,098
Inventories                                          25,293    24,734
Deferred income taxes                                 7,264     7,255
Other current assets                                  6,749     6,026
Total current assets                                270,439   250,434
Property, plant and equipment, net                   58,565    55,674
Investments, maturities in excess of 1 year          96,001   111,577
Deferred income taxes                                25,421    26,916
Other assets                                         10,843    13,324

Total Assets                                       $461,269  $457,925
                                                 =========== =========

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                                    $11,776    $9,504
Accrued liabilities                                   7,638    11,697
Income taxes payable                                  3,606     3,495
Deferred revenue                                      2,547     2,879
Deferred income taxes                                 1,466     1,443
Total current liabilities                            27,033    29,018
Deferred income taxes                                 2,143     2,131
Other long-term liabilities                           2,894     2,410
Total Stockholders' equity                          429,199   424,366

Total Liabilities and Stockholders' Equity         $461,269  $457,925
                                                 =========== =========

    CONTACT: Semtech Corporation
             Investor Relations
             John Baumann, 805-480-2010